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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

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                                   FORM 8-K



                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 20, 2003


                          SIRIUS SATELLITE RADIO INC.
              (Exact Name of Registrant as Specified in Charter)



          Delaware                      0-24710                52-1700207
(State or other Jurisdiction   (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)


  1221 Avenue of the Americas, 36th Fl., New York, NY            10020
        (Address of Principal Executive Offices)               (Zip Code)


      Registrant's telephone number, including area code: (212) 584-5100



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Item 5.   Other Events.

          On May 20, 2003, we entered into a Terms Agreement, which incorporated the terms of the Company's Form Underwriting Agreement (previously filed as an exhibit to our Registration Statement on Form S-3 (File No. 333-64344)) dated May 20, 2003 with Morgan Stanley & Co. Incorporated and UBS Warburg LLC (the "Terms Agreement"). Pursuant to the Terms Agreement, we issued $175,000,000 aggregate principal amount of our

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3-1/2% Convertible Notes due 2008 (the "Notes") under our Registration Statement on Form S-3 (File No. 333-64344) on May 23, 2003. On May 30, 2003, we issued an additional $26,250,000 aggregate principal amount of the Notes pursuant to an overallotment option granted to the underwriters in the Terms Agreement.

          The Notes were issued under an Indenture, dated as of May 23, 2003, between ourselves and The Bank of New York, as trustee and a Supplemental Indenture, dated as of May 23, 2003, between ourselves and The Bank of New York, as trustee.

          Copies of the Terms Agreement, the Indenture and the Supplemental Indenture are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference in their entirety.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Not applicable.

          (b) Not applicable.

          (c) Exhibits.

          The Exhibit Index attached hereto is incorporated herein.


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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     SIRIUS SATELLITE RADIO INC.



                                     By: /s/  Patrick L. Donnelly
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                                              Patrick L. Donnelly
                                              Executive Vice President,
                                              General Counsel and Secretary


Dated:  May 30, 2003


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                                 EXHIBIT INDEX


       Exhibit                        Description of Exhibit
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        99.1        Terms Agreement, incorporating the terms of the Company's
                    Form Underwriting Agreement (previously filed as an exhibit to the Company's Registration Statement on Form S-3 (File No. 333-64344)) dated May 20, 2003, between the Company, Morgan Stanley & Co. Incorporated and UBS Warburg LLC

        99.2 Indenture, dated as of May 23, 2003, between the Company and The Bank of New York, as trustee

        99.3 Supplemental Indenture, dated as of May 23, 2003, between the Company and The Bank of New York, as trustee





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